Exhibit 99.2
Conformed Copy

ORD 11/0048 (formerly CA 2006/7)
IN THE HIGH COURT OF JUSTICE OF THE ISLE OF MAN
CIVIL DIVISION, ORDINARY PROCEDURE
BETWEEN:
BITEL LLC
Claimant
- and –

(1)	KYRGYZ MOBIL TEL LIMITED
(2)	FLAXENDALE LIMITED
(3)	GEORGE RESOURCES LIMITED
Defendants
(by original action)
AND BETWEEN:
(1)	KYRGYZ MOBIL TEL LIMITED
(2)	FLAXENDALE LIMITED
(3)	GEORGE RESOURCES LIMITED
Claimants
- and –

(1)	BITEL LLC
(2)	FELLOWES INTERNATIONAL HOLDINGS LIMITED
(3)	NIKOLAY VARENKO
(4)	SABIT SALTKHANOVICH ORYNBAEV
(5)	ALTIMO HOLDINGS AND INVESTMENTS LIMITED
(6)	OOO ALTIMO
(7)	CJSC RESERVESPETSMET
(8)	SOFIA IGNATOVA
(9)	LOVIANCO TRADING CO LIMITED
(10)	YURIDICHESKOE BUREAU PRAVO
(11)	ENERGIA LIGHT LLC
(12)	CP-CRÉDIT PRIVÉ SA
(13)	AK INVESTMENT LIMITED CJSC
(14)	SKY MOBILE LLC
Defendants
(by counterclaim)

IN THE MATTER OF the application of Kyrgyz Mobil Tel Limited, Flaxendale Limited and George Resources Limited dated 9 November 2011
At a Court held at Douglas on 30 November 2011

HIS HONOUR DEEMSTER MORAN QC

UPON hearing Counsel for Kyrgyz Mobil Tel Limited, Flaxendale Limited and George Resources Limited (“the KFG Companies”) and for Altimo Holdings and Investment Limited (“Altimo (BVI)”) and Altimo Cooperatief UA (“Altimo Coop”)

AND UPON Altimo Coop irrevocably submitting to the jurisdiction of this Court for the sole, limited purpose of this Order and its undertakings contained herein (including the enforcement of this Order and those undertakings), which for the avoidance of doubt are both undertakings to the Court and contractually binding undertakings to the KFG Companies

AND UPON Altimo (BVI) giving the undertakings set out in Schedule A below

AND UPON Altimo Coop giving the undertakings set out in Schedule B below in consideration of the KFG Companies compromising the application on the terms set out in this Order

AND UPON the KFG Companies giving the undertaking set out in Schedule C below

BY CONSENT IT IS ORDERED THAT:

1.
Altimo Coop is hereby joined as a party to this action for the sole, limited purpose of this Order and the undertakings contained herein (including enforcement thereof) without prejudice to any point as to jurisdiction which Altimo Coop may raise should the KFG Companies seek to subject it to the jurisdiction of this Court other than for this limited purpose.

2.	The Order of Deemster Doyle dated 30 June 2011, as subsequently varied (“the Order”) be further amended in the form of the draft at Schedule D below.

3.
The KFG Companies, Altimo (BVI) and Altimo Coop have liberty to apply to the Court for an order that the above undertakings be varied in any respect, including in particular as to the number of shares which are to be subject to the undertakings given by Altimo Coop set out in Schedule B hereto.

4.
Altimo (BVI) must by 4pm on Wednesday 7 December 2011 swear an affidavit (by a duly appointed officer) confirming that as at the date of this order, there is no charge, pledge or other encumbrance over (a) Altimo BVI’s interest in Altimo Coop or (b) Altimo Coop’s interest in VimpelCom Limited, or any shareholder agreement which may restrict the rights of Altimo (BVI) or Altimo Coop to realise Altimo Coop’s interest in VimpelCom Limited, other than the shareholder agreement dated 4 October 2009 referred to in Cains’ letter to Appleby dated 30 September 2011.

5.	Costs in the case.

SEAL OF THE HIGH COURT

SCHEDULE A
UNDERTAKINGS GIVEN BY ALTIMO (BVI)

1.	Until trial or further order in the meantime, not without the leave of the Court (whether by itself, its servants or agents):-

a.
to terminate, dispose of, charge, pledge, grant any option or lien over or otherwise deal with any legal, beneficial or economic interest in any of its membership interests in Altimo Coop or any rights or privileges appurtenant thereto, or enter into an agreement or arrangement to do any of the foregoing;

b.
to dispose of, charge, pledge, grant any option or lien over or otherwise deal with any legal, beneficial or economic interest in 43,936,731 of common shares held by Altimo Coop in VimpelCom Limited (“the Frozen Shares”) or any rights or privileges appurtenant thereto, or enter into an agreement or arrangement to do any of the foregoing.

2.	By 4pm on Wednesday 7 December to:-

	a.	file with the United States Securities and Exchange Commission an amendment to the Altimo Parties’ Schedule 13D under Item 6, disclosing the undertakings in this Schedule and Schedule B;

	b.	request VimpelCom Limited to enter on its Register of Members a notice referring to the undertakings in this Schedule and Schedule B.

3.
Until trial or further order in the meantime, to ensure that Altimo Coop complies with its undertaking set out in paragraph 2 of Schedule B and to use all reasonable endeavours to ensure that Altimo Coop complies with its undertaking set out in paragraph 1 of Schedule B.

SCHEDULE B
UNDERTAKINGS GIVEN BY ALTIMO COOP

1.
Until trial or further order in the meantime, not without the leave of the Court (whether by itself, its servants or agents) to dispose of, charge, pledge, grant any option or lien over or otherwise deal with any legal, beneficial or economic interest in the Frozen Shares or any rights or privileges appurtenant thereto, or enter into an agreement or arrangement to do any of the foregoing.

2.	By 4pm on Wednesday 7 December:-

	a.	to lodge with the Court certificates for the Frozen Shares, to be held by the Court until further order (having, if necessary, caused such certificates to be issued);

	b.	to request VimpelCom Limited to enter on its Register of Members a notice referring to the undertakings in this Schedule and Schedule A.

SCHEDULE C
UNDERTAKING GIVEN BY THE KFG COMPANIES

If the Court later finds that this order or the undertakings in Schedules A and B have caused loss to Altimo (BVI) and/or Altimo Coop, and decides that Altimo (BVI) and/or Altimo Coop should be compensated for that loss, the KFG Companies will comply with any order the Court may make.

SCHEDULE D
DRAFT AMENDED FREEZING ORDER

Claim No. ORD 11/0048
(formerly CA 2006/7)
IN THE HIGH COURT OF JUSTICE OF THE ISLE OF MAN
CIVIL DIVISION, ORDINARY PROCEDURE
BETWEEN:
BITEL LLC
Claimant
- and –

(1)	KYRGYZ MOBIL TEL LIMITED
(2)	FLAXENDALE LIMITED
(3)	GEORGE RESOURCES LIMITED
Defendants
(by original action)
AND BETWEEN:
(1)	KYRGYZ MOBIL TEL LIMITED
(2)	FLAXENDALE LIMITED
(3)	GEORGE RESOURCES LIMITED
Claimants
- and –

(1)	BITEL LLC
(2)	FELLOWES INTERNATIONAL HOLDINGS LIMITED
(3)	NIKOLAY VARENKO
(4)	SABIT SALTKHANOVICH ORYNBAEV
(5)	ALTIMO HOLDINGS AND INVESTMENTS LIMITED
(6)	OOO ALTIMO
(7)	CJSC RESERVESPETSMET
(8)	SOFIA IGNATOVA
(9)	LOVIANCO TRADING CO LIMITED
(10)	YURIDICHESKOE BUREAU PRAVO
(11)	ENERGIA LIGHT LLC
(12)	CP-CRÉDIT PRIVÉ SA
(13)	AK INVESTMENT LIMITED CJSC
(14)	SKY MOBILE LLC
Defendants
(by counterclaim)

ORDER

To:

(1)	FELLOWES INTERNATIONAL HOLDINGS LIMITED of Geneva Place, 2nd Floor, 333 Waterfront Drive, PO Box 3339, Road Town, Tortola, British Virgin Islands
~~(2)~~	~~ALTIMO HOLDINGS AND INVESTMENTS LIMITED of Trident Chambers, PO Box 146, Road Town, Tortola VG1110, British Virgin Islands~~
(2)	OOO ALTIMO of 21 Novy Arbat Street, Moscow, 119992, GSP-2 Russia

PENAL NOTICE
IF YOU DISOBEY THIS ORDER YOU MAY BE HELD IN CONTEMPT OF COURT AND MAY BE IMPRISONED, FINED OR HAVE YOUR ASSETS SEIZED
ANY OTHER PERSON WHO KNOWS OF THIS ORDER AND DOES ANYTHING WHICH HELPS OR PERMITS THE RESPONDENT TO BREACH THE TERMS OF THIS ORDER MAY ALSO BE HELD TO BE IN CONTEMPT OF COURT AND MAY BE IMPRISONED, FINED OR HAVE THEIR ASSETS SEIZED

THIS ORDER

1.
This is a Freezing Injunction made against (1) Fellowes International Holdings Limited (‘Fellowes’) and (2) ~~Altimo Holdings and Investments Limited (‘Altimo (BVI)’) and (3)~~ OOO Altimo (‘Altimo (Russia)’) (together ‘the Respondents’) ~~on 30 June 2011 by His Honour Deemster Doyle~~ on the application of Kyrgyz Mobil Tel Limited, Flaxendale Limited and George Resources Limited (together ‘the Applicants’). ~~The Deemster read the Affidavits listed in Schedule A and accepted~~ The injunction is made on the undertakings set out in Schedule B at the end of this order.

~~2.~~	~~This order was made at a hearing without notice to the Respondents. The Respondents have a right to apply to the court to vary or discharge the order - see paragraph 23 below.~~

~~3.~~	~~There will be a further hearing in respect of this order at 4 pm on 12 July 2011 (‘the return date’).~~

4.	If there is more than one Respondent:-

4.1.	unless otherwise stated, references in this order to “the Respondents” or “the Respondent” mean all and each of them; and

4.2.	this order is effective against any Respondent on whom it is served or who is given notice of it.

FREEZING INJUNCTION

5.	Until further order of the court, except with the prior consent in writing given by the Applicants’ advocates and subject to the exceptions in paragraphs 18-21 below, each Respondent must not:-

	5.1.	remove from the Isle of Man any of its assets up to the value of US$415 million (four hundred and fifteen million US dollars); or

	5.2.	in any way dispose of, deal with or diminish the value of any of its assets whether in or outside the Isle of Man up to the same value.

6.
Paragraph 5 applies to all the assets of each Respondent whether or not they are in its own name and whether they are solely or jointly owned. For the purpose of this order each Respondent’s assets include any asset which it has the power, directly or indirectly, to dispose of or deal with as if it were its own, including shareholdings in other companies. Each Respondent is to be regarded as having such power if a third party holds or controls the asset in accordance with its direct or indirect instructions.

~~7.~~
~~Without prejudice to the generality of paragraphs 5 and 6 above, and subject to paragraph 9 below, this prohibition includes the assets believed to be owned by Altimo (BVI) set out in Schedule C at the end of this Order.  In particular, Altimo (BVI) and/or Altimo (Russia) must not diminish the value of any of the shareholdings set out in Schedule C by directly or indirectly causing any of the companies referred to in that schedule, or any other company in which any of those companies has a direct or indirect interest, to diminish the value of its assets.~~

8.
If the total value free of charges or other securities (‘unencumbered value’) of a Respondent's assets in the Isle of Man exceeds US$415 million, that Respondent may remove any of those assets from the Isle of Man or may dispose of or deal with them so long as the total unencumbered value of its assets still in the Isle of Man remains above US$415 million.

9.
If the total unencumbered value of a Respondent’s assets in the Isle of Man does not exceed US$415 million, that Respondent must not remove any of those assets from the Isle of Man and must not dispose of or deal with any of them. If the Respondent has other assets outside the Isle of Man, it may dispose of or deal with those assets outside the Isle of Man so long as the total unencumbered value of all its assets whether in or outside the Isle of Man remains above US$415 million.

~~PROVISION OF INFORMATION (FELLOWES)~~

~~10.~~
~~Unless paragraph 12 applies, Fellowes must by 4pm on 29 July 2011 and to the best of its ability inform the Applicants’ advocates in writing of each of its assets which separately exceeds US$500,000 in value whether in its own name or not and whether solely or jointly owned, giving the value, location and details of all such assets.~~

~~11.~~	~~.~~

~~12.~~
~~If the provision of any of this information is likely to incriminate Fellowes, it may be entitled to refuse to provide it, but is recommended to take legal advice before refusing to provide the information. Wrongful refusal to provide the information is contempt of court and may render Fellowes liable to be fined or have its assets seized.~~

~~13.~~	~~By 4pm on 5 August 2011 Fellowes must (by a duly appointed officer) swear an affidavit setting out the above information and serve a copy on the Applicants’ advocates.~~

~~PROVISION OF INFORMATION (ALTIMO (BVI) AND ALTIMO (RUSSIA)~~

~~14.~~
~~Unless paragraph 16 applies, each of Altimo (BVI) and Altimo (Russia) must by 4pm on 29 July 2011 and to the best of its ability inform the Applicants’ advocates in writing of each of its assets which separately exceeds US$1 million in value~~

~~whether in its own name or not and whether solely or jointly owned, giving the value, location and details of all such assets.~~

~~15.~~
~~Unless paragraph 16 applies, each of Altimo (BVI) and Altimo (Russia) must by 4pm on 29 July 2011 and to the best of its ability after making all reasonable enquiries, but in any case within the said time limit, provide to the Applicants’ advocates in writing the further information set out in Part 2 of Schedule D at the end of this Order.~~

~~16.~~
~~If the provision of any of this information is likely to incriminate Altimo (BVI) or Altimo (Russia), it may be entitled to refuse to provide it, but is recommended to take legal advice before refusing to provide the information. Wrongful refusal to provide the information is contempt of court and may render Altimo (BVI) or Altimo (Russia) liable to be fined or have its assets seized.~~

~~17.~~	~~By 4pm on 5 August 2011 Altimo (BVI) and Altimo (Russia) must each (by a duly appointed officer) swear an affidavit setting out the above information and serve a copy on the Applicants’ advocates.~~

EXCEPTIONS TO THIS ORDER

18.
This order does not prohibit a Respondent from spending a reasonable sum on legal advice and representation. But before spending any money a Respondent must tell the Applicants’ legal representatives where the money is to come from.

19.	This order does not prohibit a Respondent from dealing with or disposing of any of its assets in the ordinary and proper course of business.

20.	A Respondent may agree with the Applicants’ legal representatives that this order should be varied in any respect, but any agreement must be in writing and a copy filed with the Court.

21.	The Freezing Injunction will cease to have effect as regards a Respondent if that Respondent:

	21.1.	Provides security by paying the sum of US$415 million into court, to be held to the order of the court; or

21.2.	Makes provision for security in that sum by another method agreed in writing with the Applicants’ legal representatives.

~~COSTS~~

~~22.~~	~~The costs of this application are reserved to the Deemster hearing the application on the return date.~~

~~VARIATION OR DISCHARGE OF THIS ORDER~~

~~23.~~
~~Anyone served with or notified of this order may apply to the court at any time to vary or discharge this order (or so much of it as affects that person), but they must first inform the Applicants’ advocates. If any evidence is to be relied upon in support of the application, the substance of it must be communicated in writing to the Applicants’ advocates in advance.  Save in exceptional circumstances, at least 48 hours notice must be given to Applicants’ advocates of any such application and the grounds thereof.~~

INTERPRETATION OF THIS ORDER

24.
A Respondent who is an individual who is ordered not to do something must not do it himself or in any other way. He must not do it through others acting on his behalf or on his instructions or with his encouragement.

25.	A Respondent which is not an individual which is ordered not to do something must not do it itself or by its directors, officers, partners, employees or agents or in any other way.

PARTIES OTHER THAN THE APPLICANTS AND RESPONDENTS

26.
Effect of this order: It is a contempt of court for any person notified of this order knowingly to assist in or permit a breach of this order. Any person doing so may be imprisoned, fined or have their assets seized.

27.
Set-off by banks: This injunction does not prevent any bank from exercising any right of set off it may have in respect of any facility which it gave to a Respondent before it was notified of this order.

28.	Withdrawals by a Respondent: No bank need enquire as to the application or proposed application of any money withdrawn by a Respondent if the withdrawal appears to be permitted by this order.

29.	Persons outside the Isle of Man:

	29.1.	Except as provided in paragraph 29.2 below, the terms of this order do not affect or concern anyone outside the jurisdiction of this court.

	29.2.	The terms of this order will affect the following persons in a country or state outside the jurisdiction of this court-

(a) a Respondent or his officer or agent appointed by power of attorney;

(b) any person who-

(i) is subject to the jurisdiction of this court;

(ii) has been given written notice of this order at his residence or place of business within the jurisdiction of this court; and

(iii) is able to prevent acts or omissions outside the jurisdiction of this court which constitute or assist in a breach of the terms of this order; and

(c) any other person, only to the extent that this order is declared enforceable by or is enforced by a court in that country or state.

30.	Assets located outside the Isle of Man: Nothing in this order shall, in respect of assets located outside the Isle of Man, prevent any third party from complying with-

30.1.
what it reasonably believes to be its obligations, contractual or otherwise, under the laws and obligations of the country or state in which those assets are situated or under the proper law of any contract between itself and the Respondent; and

30.2.	any orders of the courts of that country or state, provided that reasonable notice of any application for such an order is given to the Applicants’ advocates.

~~SERVICE~~

~~31.~~
~~In addition to service of this order on the Respondents through their respective Isle of Man advocates as referred to in paragraph 2 of Schedule B, the Applicants are permitted, if so advised, to serve a copy of this order personally on each of the directors of Altimo (BVI), namely Alexey Reznikovich, Geoffrey Hemy, Georgia Karydes, Olga Kichatova, Yuri Mikhailenko and Franz Wolf out of the jurisdiction, wherever they may be found.~~

~~COMMUNICATIONS WITH THE COURT~~

~~32.~~
~~All communications to the Court about this Order should be sent to the Isle of Man Courts of Justice, Deemster’s Walk, Bucks Road, Douglas, Isle of Man quoting the case number (ORD 11/0048 (formerly CA 2006/7)). The telephone number is +44 1624 685265. The fax number is +44 1624 685236. The email address is civil@courts.im. The offices are open between 9 am to 5 pm Monday to Thursday and between 9 am and 4.30 pm on Friday.  All communications should be copied to the Applicants’ advocates, Appleby.~~

~~NAME AND ADDRESS OF THE APPLICANTS’ ADVOCATES:~~

~~The Applicants’ advocates are: Appleby, 33 Athol Street, Douglas IM1 1LB, Isle of Man (Christopher Cope).~~

~~Out of hours telephone contact can be made on: 07624 272727.~~

~~SCHEDULE A~~

~~AFFIDAVITS~~

~~The Applicants relied on the following affidavits:~~

~~1.~~	~~Seventh Affidavit of Christopher Douglas Bailye Cope, sworn on 27 June 2011, filed on behalf of the Applicants.~~

~~2.~~	~~Seventh Affidavit of Peter B. Maggs, sworn on 17 June 2011, filed on behalf of the Applicants.~~

SCHEDULE B
UNDERTAKINGS GIVEN TO THE COURT BY THE APPLICANTS

1.
If the court later finds that this order has caused loss to a Respondent, and decides that the Respondent should be compensated for that loss, the Applicants will comply with any order the court may make.

~~2.~~	~~The Applicants will serve upon each Respondent at the offices of its respective Isle of Man advocates by 5pm on Wednesday 6 July 2011:~~

~~2.1.~~
~~copies of the affidavits and exhibits containing the evidence relied upon by the Applicant, and any other documents provided to the court on the making of the application, with the exception of the electronic bundle of documents referred to in paragraph 3 of the seventh affidavit of Christopher Douglas Bailye Cope and hard copies of the documents contained therein;~~

	~~2.2.~~	~~a full note of the without notice hearing of this application together with a copy of the recordings of the hearings held on 28 June 2011 and 30 June 2011.~~

3.	Anyone notified of this order will be given a copy of it by the Applicants’ legal representatives.

4.
The Applicants will pay the reasonable costs of anyone other than a Respondent which have been incurred as a result of this order, including the costs of finding out whether that person holds any of a Respondent's assets, and if the court later finds that this order has caused such person loss, and decides that such person should be compensated for that loss, the Applicants will comply with any order the court may make.

5.
If this order ceases to have effect as regards a Respondent (for example, if a Respondent provides security) the Applicants will immediately take all reasonable steps to inform in writing anyone to whom they have given notice of this order, or to whom they have reasonable grounds for supposing may act upon this order, that it has ceased to have effect.

6.
The Applicants will not without the permission of the court use any information obtained as a result of this order for the purpose of any civil or criminal proceedings, either in the Isle of Man or in any other jurisdiction, other than these proceedings and the proposed proceedings in the British Virgin Islands referred to in the seventh affidavit of Christopher Cope.

7.
The Applicants will not without the permission of the court seek to enforce this order in any country outside the Isle of Man or seek an order of a similar nature including orders conferring a charge or other security against a Respondent or a Respondent's assets, save that the Applicants may make an application for relief against Fellowes and Altimo (BVI) in the British Virgin Islands in substantially the form of the present application.

~~SCHEDULE C~~

~~ASSETS BELIEVED TO BE OWNED BY ALTIMO (BVI)~~

~~(1)~~	~~Assets believed to be directly owned by Altimo (BVI)~~

~~Jurisdiction~~	~~Assets~~
~~Russia~~	~~Shareholding in Altimo (Russia)~~
~~Gibraltar~~	~~Shareholding in Eco Telecom Limited~~
~~Cyprus~~	~~Shareholding in Hardlake Limited~~
~~Cyprus~~	~~Shareholding in Allaction Limited~~

~~(2) Assets believed to be indirectly owned by Altimo (BVI) through its shareholdings in one or more of the companies referred to under (1) above~~

~~Jurisdiction~~	~~Assets~~
~~Netherlands~~	~~Membership interest in Altimo Cooperatief UA (believed to be held through Eco Telecom Limited and Hardlake Limited)~~
~~Bermuda~~	~~Shareholding in VimpelCom Limited (held through Altimo Cooperatief UA).~~
~~Russia~~	~~Shareholding in OJSC Megafon (held through Allaction Limited).~~

~~SCHEDULE D~~
~~FURTHER INFORMATION~~

~~PART 1.~~

~~PART 2: FURTHER INFORMATION TO BE PROVIDED BY ALTIMO (BVI) AND ALTIMO (RUSSIA)~~

~~The information to be provided by Altimo (BVI) and Altimo (Russia) referred to in paragraph [15] of this Order (whether or not already included in the information provided under paragraph [14] of this Order) is as follows:-~~

~~1.~~	~~.~~

~~2.~~	~~A full list of all companies or other legal entities in which each of them is directly or indirectly interested (whether legally or beneficially), stating in each case:-~~

	~~2.1.~~	~~the full name and legal nature of the company or legal entity;~~

	~~2.2.~~	~~in what jurisdiction that company or legal entity is incorporated or otherwise formed;~~

	~~2.3.~~	~~;~~

	~~2.4.~~	~~where either of them holds a direct interest in that company or legal entity, details of that interest;~~

	~~2.5.~~	~~where either of them holds an indirect interest in that company or legal entity, details of that interest and all interests in intermediate entities through which that interest is held;~~

	~~2.6.~~	~~where either of them holds a beneficial (but not legal) interest, the name and address of any trustee or nominee which holds that interest on behalf of either of them.~~

~~3.~~
~~Without prejudice to the generality of paragraph 2 above, give particulars of the nature and extent of any direct or indirect interest held by either of them in the following companies (including all the information requested under paragraph 2 above in respect of each such company):-~~

	~~3.1.~~	~~Vimpelcom Limited (a Bermuda company)~~

	~~3.2.~~	~~OJSC MegaFon (a Russian company)~~

~~4.~~	~~In relation to the dividend payment made or to be made by Vimpelcom Limited to Altimo Cooperatief UA on or before 30 June 2011:-~~

	~~4.1.~~	~~if the payment has already been made, details of the amount paid, what account(s) it was paid to and what has become of it;~~

~~4.2.~~
~~if the payment has not yet been made, details of the amount which will be paid, how it will be paid (including details of any bank account or accounts to which it will be paid), and give particulars of whether and if so how it is proposed that the payment (or any part of it) will be remitted directly or indirectly to Altimo (BVI).~~

~~5.~~	~~In relation to any dividend payments made or to be made by OJSC Megafon in respect of its most recent results:-~~

	~~5.1.~~	~~if the payment has already been made, details of the amount paid, what account(s) it was paid to and what has become of it;~~

~~5.2.~~
~~if the payment has not yet been made, details of the amount which will be paid, how it will be paid (including details of any bank account or accounts to which it will be paid), and give particulars of whether and if so how it is proposed that the payment (or any part of it) will be remitted directly or indirectly to Altimo (BVI).~~

~~6.~~	~~In relation to the proceeds of sale of 123,600,000 preferred shares in Vimpelcom Limited referred to in the Altimo press release of 6 June 2011:-~~

	~~6.1.~~	~~if the proceeds of sale have already been paid, details of the amount paid, what account(s) it was paid to and what has become of it;~~

~~6.2.~~
~~if the proceeds of sale have not yet been paid, details of the amount which will be paid, how it will be paid (including details of any bank account or accounts to which it will be paid), and give particulars of whether and if so how it is proposed that the proceeds (or any part of them) will be remitted directly or indirectly to Altimo (BVI).~~

ISLE OF MAN COURTS OF JUSTICE EXAMINED AND CERTIFIED A TRUE COPY /s/K. Cooke DEPUTY ASSISTANT CHIEF REGISTRAR 6th December 2011